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                                   EXHIBIT 5
                                                               September 7, 1999

First Financial Bancorp.
300 High Street
Hamilton OH  45012-0476

         Re: First Financial Bancorp. Form S-8 Registration Statement First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees
                  First Financial Bancorp. 1999 Stock Option Plan for Non-Employee Directors

Gentlemen:

         We are counsel for First Financial Bancorp., an Ohio corporation (the "Company"), which is named as the registrant in the Registration Statement on Form S-8 (the "Registration Statement") that is being filed on or about September 7, 1999 with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 6,000,000 common shares, without par value (the "Common Shares"), of the Company to be offered pursuant to the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees (the "Incentive Plan") and 500,000 Common Shares of the Company to be offered pursuant to the First Financial Bancorp. 1999 Stock Option Plan for Non-Employee Directors (the "Option Plan") (collectively the "Plans").

         As counsel for the Company, we have participated in the preparation of the Registration Statement. In addition, we are generally familiar with the records and proceedings of the Company. Furthermore, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of corporate records or documents of the Company and such representations of officers of the Company as we have deemed appropriate.

         With respect to the Common Shares offered pursuant to the Plans and registered pursuant to the Registration Statement as filed and as it may be amended, it is our opinion that the Common Shares, when distributed pursuant to the terms of the Incentive Plan or when issued and paid for pursuant to the terms of the Incentive Plan or the Option Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission.

                                           Very truly yours,

                                           Frost & Jacobs LLP